UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 3, 2014

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On September 4, 2014, Esterline Technologies Corporation (“Esterline”) issued a press release announcing financial results for the three and nine months ended August 1, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 3, 2014, Esterline approved a plan to sell certain non-core business units following an evaluation of its businesses. The businesses Esterline plans to divest include Eclipse Electronic Systems, Inc., a manufacturer of embedded communication intercept receivers for signal intelligence applications, Pacific Aerospace and Electronics Inc., a manufacturer of hermetically sealed electrical connectors, Wallop Defence Systems, Ltd., a manufacturer of flare countermeasure devices, and an immaterial distribution business. Beginning in the fourth fiscal quarter of 2014, these businesses will be reported as discontinued operations. Based upon a range of projected fair values, Esterline’s management expects to incur an estimated after-tax loss of between $55 million and $75 million in the fourth fiscal quarter of 2014 on the assets held for sale.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release announcing financial results issued by Esterline Technologies Corporation dated September 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: September 4, 2014	By:	/s/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Vice President, Chief Financial Officer and Corporate Development

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release announcing financial results issued by Esterline Technologies Corporation dated September 4, 2014.